Exhibit 99.1
For Immediate Release
Globecomm Systems Enters Into Broad-Based Credit Facility with Citibank
HAUPPAUGE, N.Y., March 13, 2009 /BusinessWire/ — Globecomm Systems Inc. (NASDAQ: GCOM), a leading provider of satellite-based communications infrastructure solutions and services on a global basis, announced today that Citibank, N.A. and the Company entered into a one year $50 million committed, broad-based secured credit facility. The credit facility, which is a restatement of the Company’s previously uncommitted facility with Citibank, includes the following sub-limits: (1) $30 million available for standby letters of credit; (2) $20 million available for commercial letters of credit; (3) a line for term loans, each having a term of no more than five years, in the aggregate amount of up to $25 million that can be used for acquisitions; and (4) $7.5 million available for revolving credit borrowings. Additionally, the Company has renewed its foreign exchange line in the amount of $10 million. The purpose of the credit facility is to provide guarantees for bids/performance on contracts, for potential acquisitions, to facilitate trade and to support the Company’s working capital needs.
Andrew Melfi, Chief Financial Officer, said: “Citibank continues to provide Globecomm with a stable source of liquidity as the Company grows and pursues acquisitions. Citibank has been instrumental to Globecomm’s growth over the past few years and we look forward to a continued long-term relationship.”
About Globecomm Systems
Globecomm Systems Inc. provides end-to-end value-added satellite-based communication products, services and solutions by leveraging its core satellite ground segment systems and network capabilities, with its satellite communication services capabilities. The products and services Globecomm offers include pre-engineered systems, systems design and integration services, managed network services and life cycle support services. Globecomm’s customers include communications service providers, commercial enterprises, broadcast and other media and content providers and government and government-related entities.
Based in Hauppauge, New York, Globecomm Systems also maintains offices in Washington, DC, Maryland, Hong Kong, the Netherlands, the United Arab Emirates and Afghanistan.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date of this press release. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders.
We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in our most recent Annual Report on Form 10-K and most recent Quarterly Report of Form 10-Q, including without limitation under the captions ''Risk Factors’’ and ''Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this press release.
For more information contact:
David Hershberg: Chairman, Chief Executive Officer and President 631-231-9800, Globecomm Systems Inc.
Matthew Byron: Investor Relations 631-457-1301, Globecomm Systems Inc.
Globecomm Systems Inc., 45 Oser Avenue, Hauppauge, NY 11788-3816, USA.
TEL: 631 231-9800, FAX: 631 231-1557;
Email: ir@globecommsystems.com; Web: www.globecommsystems.com.